Exhibit 10.1
SEPARATION AGREEMENT AND RELEASE
RECITALS
This Separation Agreement and Release (the “Agreement”) is between Robert Barton (“Employee”) and CafePress Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”):
WHEREAS, Employee is employed by the Company;
WHEREAS, the Company and Employee entered into an Employee Proprietary Information and Inventions Agreement (the “PIIA”);
WHEREAS, the Company is terminating Employee’s employment with the Company, effective at the close of business on 3/9/2018 (the “Termination Date”), and has advised Employee that (s)he is no longer to report to work as of the date (s)he receives this Agreement. Nonetheless, Company wishes to provide the Employee with separation pay if Employee executes this Agreement; and
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.
NOW, THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:
COVENANTS
1.Consideration. In consideration of Employee’s execution of this Agreement and fulfillment of all of its terms and conditions, and provided that Employee does not revoke the Agreement under Paragraph 6 below, the Company agrees as follows:

a.
Separation Pay. The Company agrees to pay Employee a lump sum amount of Fifty-One Thousand Nine-Hundred Twenty-Three Dollars and Zero Cents ($51,923.00 U.S.) less applicable withholding (“Separation Pay”). This payment will be made to Employee within ten (10) business days after this Agreement is fully-executed.

b.
Retention Award. The Company agrees to pay Employee a lump sum amount of One-Hundred-Twelve-Thousand Five-Hundred Dollars and Zero Cents ($112,500.00 U.S.), less applicable withholdings, which represents your retention award payment, for calendar year 2019 (“Retention Award”). This payment will be made to Employee within ten (10) business days after this Agreement is fully-executed; provided, Employee does not revoke his/her execution.

c.
Restricted Stock Units. 9,500 of restricted stock units, in PRSS, previously awarded to you, pursuant to the Company’s Stock Incentive Plan (2012), to which the Company shall cause the restriction to lapse, and furthermore shall be less any shares withheld at your direction in lieu of an election to pay cash to satisfy the tax withholding obligation, which option (1) the withholding of shares or (2) the payment of cash, you hereby agree to elect upon the execution of this Agreement.

d.
COBRA Pay. The Company agrees to pay Employee a lump sum of One-Thousand One-Hundred Twenty-Six Dollars and Zero Cents ($1,126.00 U.S.), less applicable withholdings as required by federal or state law, in lieu of the Company making monthly COBRA payments to Employee (“COBRA Assistance”).

e.
General. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the Separation Pay, and that the Separation Pay is offered by the Company solely as consideration for this Agreement.

2.Benefits. Employee’s health insurance benefits will cease on 3/31/2018, subject to Employee’s right to continue his/her health insurance under COBRA. Employee’s participation in all benefits and incidents of employment including, but not limited to, the accrual of bonuses, vacation and PTO, shall cease as of the Termination Date.

3.Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the PIIA, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company.

4.Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

5.Release of Claims.
a.In consideration of the Separation Pay, Employee on his/her own behalf and on behalf of his/her respective heirs, family members, executors, agents, and assigns (“Releasors”), hereby fully and irrevocably releases, discharges, and covenants not to sue, institute, prosecute or pursue the Company and/or its current and former officers, directors, employees, agents, investors, attorneys, shareholders, founders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”) with regard to any dispute, duty, claim, complaint, grievance, charge, obligation, action, petition, cause of action, or demand, whether known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from or relating to any acts or omissions by the Releasees up to and including the Effective Date of this Agreement (individually and collectively “Claims”) and including, without limitation:

1)	any and all Claims relating to, or arising from, Employee’s employment with the Company and the termination of that employment;
2) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
3) any and all claims for wrongful discharge of employment; constructive discharge; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;
4) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Sarbanes-Oxley Act of 2002; section 49.60.010 et seq.; The Fair Labor Standards Act, 29 U.S.C. §§201 et seq., (as amended); and all amendments to each of the above-referenced statutes; and any other laws of the state of California; and any other federal, state or local laws or regulations relating to employment terms and conditions of employment;
5) any and all claims for violation of the federal, or any state, constitution;
6) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
7) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
8) any and all claims for attorneys’ fees and costs.
Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law including, but not limited to, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company).
6.     Acknowledgement of Waiver of Claims Under ADEA Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended by the Older Workers’ Benefit Protection Act (“OWBPA”), including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the OWBPA and any state statute or local ordinance barring age discrimination, and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled.
Employee further acknowledges that Employee has been advised by this writing that:
a. Employee should consult with an attorney prior to executing this Agreement;
b. Employee has forty-five (45) days within which to consider and accept the terms of this Agreement. To accept the terms of this Agreement, Employee shall date and sign this Agreement and return it to CafePress Inc. 11909 Shelbyville Road, Louisville, KY 40243 Attn: Talent;
c. Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement (“Revocation Period”). If Employee decides to revoke this Agreement after signing, CafePress Inc. 11909 Shelbyville Road, Louisville, KY 40243 Attn: Talent must receive a written statement of revocation by the last day of the Revocation Period;
d. if Employee does not revoke during the seven-day Revocation Period, this Agreement will take effect on the eighth (8th) day after the date you sign the Agreement (“Effective Date”); and
e. nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 45-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

7.Unknown Claims. Employee acknowledges that Employee has been advised to consult with legal counsel and that Employee is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Employee’s favor at the time of executing the release, which, if known by Employee, must have materially affected Employee’s settlement with the release. Employee, being aware of said principle, expressly understands and agrees to waive any rights Employee may have to that effect under Section 1542 of the Civil Code of the State of California or analogous federal or state statutes, as well as under common law principles of similar effect. Section 1542 of the California Civil Code provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

8.Non-Limitation. Nothing in this Release (including but not limited to the release of claims, promise not to sue, and confidentiality provisions) (a) limits or affects Employee’s right to challenge the validity of this Release under the ADEA or the OWBPA or (b) prevents Employee from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the EEOC, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local agency charged with the enforcement of any laws, including providing documents or other information, or (c) prevents Employee from exercising his/her rights under Section 7 of the NLRA to engage in protected, concerted activity with other employees, although by signing this Release Employee is waiving his/her right to recover any individual relief (including backpay, frontpay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by his/her or on his/her behalf by any third party, except for any right he/she may have to receive a payment from a government agency (and not the Company) for information provided to the government agency.

9.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

10.Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.

11.Confidentiality. Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as the “Separation Information”). Except as required by law, Employee may disclose the Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s counsel, Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information.
Employee acknowledges and agrees that the confidentiality of the Separation Information is of the essence and that the consideration and other benefits provided under this Agreement are contingent upon Employee’s compliance with her obligations under this paragraph 11. Any individual breach or disclosure shall not excuse Employee from Employee’s obligations hereunder, nor permit Employee to make additional disclosures. Employee warrants that Employee has not to date disclosed, orally or in writing, directly or indirectly, any of the Separation Information to any unauthorized party.

12.No Cooperation. Employee agrees not to act in any manner that might damage the business of the Company. Employee further agrees that Employee will not knowingly encourage or counsel any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel.

13.Non-Disparagement. Employee agrees to refrain from any disparagement, defamation, libel or slander of any of the Releasees, or any tortious interference with the contracts, relationships and prospective economic advantage of any of the Releasees. Employee agrees that Employee shall direct all inquiries by potential future employers to the Company’s Human Resources Department.

14.Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

15.Breach. Employee acknowledges and agrees that any material breach of this Agreement or of any provision of the PIIA shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement, except as provided by law. All other provisions of this Agreement shall remain in full force and effect. Except as provided by law or as provided for under paragraph 6 herein, Employee shall also be responsible to the Company for all costs, attorneys’ fees, and any and all damages incurred by the Company in: (a) enforcing Employee’s obligations under this Agreement or the PIIA, including the bringing of any action to recover the consideration; and (b) defending against a claim or suit brought or pursued by Employee in violation of the terms of this Agreement.

16.No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

17.Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

18.Arbitration. THIS AGREEMENT TO ARBITRATE IS EXPRESSLY GOVERNED BY THE FEDERAL ARBITRATION ACT. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SAN FRANCISCO, CALIFORNIA BEFORE THE American Arbitration Association (AAA), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“AAA RULES”). THE ARBITRATOR MAY GRANT

INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE AAA RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

19.Cooperation with Company. Employee agrees to cooperate, at the reasonable request of the Company, in the defense and/or prosecution of any charges, claims, investigations (internal or external), administrative proceedings and/or lawsuits relating to matters occurring during Employee’s period of employment. The Company agrees to pay Employee a reasonable fee commensurate with the required services for the time expended in the defense and prosecution of such matters.

20.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state and/or federal taxes on the payments made hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of: (a) Employee’s failure to pay or the Company’s failure to withhold, or Employee’s delayed payment of, federal or state taxes; or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

21.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22.No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

23.Severability. In the event that any provision, or any portion thereof, becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of said provision.

24.Attorneys’ Fees. Except as provided in paragraph 6 hereof, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

25.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the PIIA and the Stock Agreements.

26.No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement,

or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

27.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Chief Executive Officer of the Company.

28.Governing Law. This Agreement shall be construed, interpreted, governed and enforced in accordance with the laws of the Commonwealth of Kentucky, without regard to choice-of-law provisions. Employee hereby consents to personal and exclusive jurisdiction and venue in the Commonwealth of Kentucky.

29.Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

30.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of her claims against the Company and any of the other Releasees. Employee acknowledges that Employee:

a.	has read this Agreement;

b.	has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or that Employee has voluntarily declined to seek such counsel;

c.	understands the terms and consequences of this Agreement and of the releases it contains; and

d.	is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Date: March 9, 2018	CafePress Inc.

	By:	/s/ Fred Durham III
Fred Durham III Chief Executive Officer

Date: March 9, 2018

By:
Signature of Robert Barton